Exhibit (a)(3)


                             ARTICLES OF TRANSFER
           FROM MUNIYIELD NEW YORK INSURED FUND II, INC., A MARYLAND
            CORPORATION, TO MUNIYIELD NEW YORK INSURED FUND, INC.,
                            A MARYLAND CORPORATION

         THESE ARTICLES OF TRANSFER are made and entered into as of the 2nd day of March, 2000, by and between MuniYield New York Insured Fund II, Inc., a Maryland corporation (the "Transferor"), and MuniYield New York Insured Fund, Inc., a Maryland corporation (the "Transferee").

         FIRST: The Transferor agrees to convey and transfer all of its assets to the Transferee as hereinafter set forth.

         SECOND: (a) The Transferor was incorporated under the laws of the State of Maryland.

                  (b) The Transferee was incorporated under the laws of the State of Maryland.

         THIRD: The name, address and principal place of business of the Transferee is MuniYield New York Insured Fund, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

         FOURTH: The Transferor and the Transferee maintain their principal office in the State of Maryland in Baltimore City. Neither the Transferor nor the Transferee owns an interest in land in the State of Maryland.



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                               STATE OF MARYLAND
                               -----------------

          I hereby certify that this is a true and complete copy of the 4 page document on file in this office. Dated: 12-4-01.
                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
          By: /s/ Darla A. Simms, Custodian
          This stamp replaces our previous certification system. Effective: 6/95
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         FIFTH: The nature of the consideration to be paid by the Transferee for the conveyance and transfer of all of the assets of the Transferor shall be full shares of the Transferee's Common Stock and Auction Market Preferred Stock, Series C, Series D and Series E of an aggregate net asset value or liquidation preference, as the case may be, equal (to the nearest one ten-thousandth of one cent) to the value of the assets of the Transferor acquired, reduced by the amount of liabilities assumed by the Transferee, both determined as of 4:00 P.M. on March 3, 2000.

         SIXTH: The terms and conditions of the transactions set forth in these Articles of Transfer have been advised, authorized and approved by the Transferor in the manner and by the vote required by its Articles of Incorporation and the laws of the State of Maryland at a meeting of the Board of Directors of the Transferor held on September 23, 1999, and by the subsequent approval of the stockholders of the Transferor at a meeting of the stockholders held on December 15, 1999 at 4:00 P.M. and ultimately adjourned to and held on January 20, 2000.

         SEVENTH: The terms and conditions of the transaction set forth in these Articles of Transfer have been advised, authorized and approved by the Transferee in the manner and by the vote required by its Articles of Incorporation and the laws of the State of Maryland at a meeting of the Board of Directors of the Transferee held on September 23, 1999, and by the subsequent approval of the stockholders of the Transferee at a meeting of the stockholders held on December 15, 1999 at 3:45 P.M. and ultimately adjourned to and held on January 20, 2000.

         EIGHTH: These Articles of Transfer shall be effective at the very beginning of the day on March 6, 2000.

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
         IN WITNESS WHEREOF, each party to these Articles of Transfer has caused these Articles to be signed and acknowledged in its name and on its behalf by its Vice President and attested by its Secretary, on the day and year first above written, and each such signatory hereby acknowledges the same to be the act and deed of such corporation, and that to the best of his or her knowledge, information and belief, all matters and facts stated herein we true in all material respects.

ATTEST:                             MUNIYIELD NEW YORK INSURED FUND II, INC.
________________________________    By:    ___________________________

Alice A. Pellegrino                        Name:
Secretary                                  Title: Vice President



ATTEST:                             MUNIYIELD NEW YORK INSURED FUND, INC.


________________________________    By:    ___________________________

Alice A. Pellegrino                        Name:
Secretary                                  Title: Vice President

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